                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 333-56779, No. 333-62943, No. 333-67587, No. 333-71645), in the Registration Statements on Form S-8 (No. 333-3694, No. 333-39105, No. 333-56781, No. 333-66067) and in the
Registration Statement on Form S-4 (No. 333-76995) of Yahoo! Inc. of our report dated January 8, 1999, except as to the stock split described in Note 1 and Note 10, which are as of February 8, 1999, appearing in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
San Jose, California
April 28, 1999